LAIDLAW GLOBAL SECURITIES, INC.

                               AND

                       SANGUINE CORPORATION


                      PLACEMENT AGENT'S UNIT
                    PURCHASE WARRANT AGREEMENT


                   Dated as of August 29, 2000

    PLACEMENT AGENT'S UNIT PURCHASE WARRANT AGREEMENT dated as of  August
29, 2000 between LAIDLAW GLOBAL SECURITIES, INC., a Delaware corporation (the "Placement Agent") and SANGUINE CORPORATION, a Nevada corporation (the "Company").

                      W I T N E S S E T H :

    WHEREAS, the Placement Agent agreed, pursuant to the placement agency agreement (the "Placement Agency Agreement") effective as of May 18, 2000 between the Placement Agent and the Company, to sell on behalf of the Company in a private offering (the "Offering") pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and/or Rule 506 of Regulation D promulgated under the Act, an aggregate of not less than 1,500,000 and not more than 10,000,000 Units ("Units"), each Unit comprised of (i) two shares (the "Unit Shares") of common stock, par value $.001 per share ("Common Stock"), of the Company; and (ii) one redeemable common stock purchase warrant (the "Unit Warrants") to purchase one share of Common Stock at an exercise price of $.40 per share subject to adjustment under certain conditions as more fully described in the form of investor warrant annexed to the offering memorandum dated May 18, 2000 (the "Unit Warrant Shares"); and

    WHEREAS, the Company proposes to issue to the Placement Agent unit purchase warrants ("Warrants") to purchase up to an aggregate of such number of Units of the Company as shall equal ten (10%) per cent of the Units sold in the Offering; and

    WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on each closing date of the Offering (the "Closing Date") by the Company to the Placement Agent in consideration for, and as part of the compensation in connection with the Offering;

    NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. Grant. The Holder is hereby granted the right to purchase, at any time from the date hereof until 5:30 P.M., New York time, until
, 2004 (the "Warrant Exercise Term"), up to an aggregate of         (the
"Warrant Units") at an exercise price of $.001 per Unit, subject to the terms and conditions of this Agreement.

    2. Warrant Certificates. The warrant certificates representing the Warrants(the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

    3.   Exercise of Warrant

    3.1 The Warrants are exercisable at an exercise price of $.001 per Unit payable either by certified or official bank check in New York Clearing House funds to the order of the Company, or through a cashless exercise as provided in Section 3.2. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Excercise Price (as hereinafter defined) for the Warrant Units purchased, at the Company's principal offices (currently located at Sanguine Corporation, 101 East Green Street, #11, Pasadena, CA 91105, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Unit Shares and Unit Warrants so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part. In the case of the purchase of less than all the Warrant Units purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Units purchasable thereunder.

    3.2 Cashless Exercise. At any time during the Warrant Exercise Term, the Holder may, at its option, exchange the Warrants represented by such Holder's Warrant Certificate, in whole or in part (a "Warrant Exchange"), into the number of fully paid and non-assessable Warrant Units determined in accordance with this Section 3.2, by surrendering such Warrant certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrants (the "Total Unit Number") to be exchanged and the date on which the Holder requests that such Warrant Exchange occurs (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange, or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). The Notice of Exchange may be delivered to the Company by the Holder by mail, overnight courier or by telecopier. Certificates for the Warrant Units issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor evidencing the balance of the Warrant Units remaining subject to the Holder's Warrant certificate, shall be issued as of the Exchange Date and delivered to the Holder within three (3) days following the Exchange Date. In connection with any Warrant Exchange, the Holder's Warrant certificate shall represent the right to subscribe for and acquire the number of Warrant Units (rounded to the next highest integer) equal to (A) the Total Unit Number less (B) the number of Warrant Units equal to the quotient obtained by dividing (i) the product of the Total Unit Number and the then current Exercise Price per Warrant Unit by (ii) the current Unit Market Price (as hereafter defined).

         As used herein, the phrase "Unit Market Price" shall be deemed the "Market Price", as herein defined, of the Warrant Securities, as defined in
Section 4 below. The "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the preceding trading day, in either case as officially reported by the principal securities exchange on which the Company's Common Stock and/or the Warrants, as the case may be, are listed or admitted to trading or as reported in the Nasdaq National Market System, or, if the Common Stock and/or the Unit Warrants are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market System, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock and/or the Unit Warrants are not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the day immediately preceding the Exchange Date.

    4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for Unit Shares, Unit Warrants and/or other securities, properties or rights underlying such Warrants (collectively called the "Warrant Securities"), shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Section 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

    The Warrant Certificates (and/or other securities, property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

    5.   Restriction on Transfer of Warrants.

         Upon exercise, in part or in whole, of the Warrants, certificates representing the Warrant Securities, shall bear a legend substantially similar to the legend set forth in Section 7.1.

         The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof.

    6. Exercise Price. The exercise price ("Exercise Price") of each Warrant shall be $.001 per Unit.

    7. Registration Rights.

    7.1 Registration Under the Securities Act of 1933. The Warrants and the Warrant Securities have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in part or in whole, of the Warrants, certificates representing the Warrant Securities shall bear the following legend:

    The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

    7.2 Piggyback Registration.

    (a) Registerable Securities. As used herein the term "Registerable Security" means each of the Warrants and the Warrant Securities, and the shares of Common Stock underlying the Unit Warrants (the "Unit Warrant Shares"), and any securities issued upon any stock split or stock dividend in respect of such Warrant Securities and/or Unit Warrant Shares; provided, however, that with respect to any particular Registerable Security, such security shall cease to be a Registerable Security when, as of the date of determination; (i) it has been effectively registered under the Securities Act and disposed of pursuant thereto; (ii) registration under the Securities Act is no longer required for subsequent public distribution of such security; or
(iii) it has ceased to be outstanding. The term "Registerable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registerable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the common Stock, such adjustment shall be made in the definition of "Registerable Security" as is appropriate in order to prevent any dilution of the rights granted pursuant to this Article 7 as determined in good faith by the Board of Directors;

    (b) If, at any time, the Company proposes to register any of its securities under the Act (other than pursuant to a Form S-8, or successor form, or in connection with a merger or acquisition pursuant to Form S-4, or successor form) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to each of the Placement Agent and to all other Holders of the Registerable Securities (as hereinafter defined). If any of the Placement Agent or other Holders of the Registerable Securities notifies the Company (a "Requesting Holder") within twenty (20) days after receipt of the notice of its desire to include any such Registrable Securities in the proposed registration statement, the Company shall afford each Requesting Holder the opportunity to have any such Registerable Securities registered under such registration statement; provided, however, that if, in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of all or a portion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company or any selling shareholder(s), will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially adversely affecting the entire offering, then the Company may exclude from any offering which includes only securities to be sold by the Company, all or a portion of the Registrable Securities which the managing underwriter states in writing will materially and adversely affect the offering it has been requested to register; provided, however, that any Registrable Securities so excluded shall nevertheless be registered to be sold in a separate prospectus as long as the Registered Holder agrees not to publicly sell such Registrable Securities, without the consent of the Underwriter for a period of six months from the effective date of the Registration Statement. If securities are proposed to be offered for sale pursuant to such Registration Statement by other security holders of the Company and the total number of securities to be offered by the Requesting Holders and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter (which request shall be made only for the reasons and in the manner set forth above) the aggregate number of Registrable Securities to be offered by Requesting Holders pursuant to such Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Requesting Holders) as the original number of Registrable securities proposed to be sold by the Requesting Holders bears to the total original number of securities proposed to be offered by the Requesting Holders and the other selling security holders; provided, however, that any Registrable Securities so excluded shall nevertheless be registered to be sold in a separate prospectus as long as the Registered Holder agrees not to publicly sell such Registrable Securities, without the consent of the Underwriter for a period of six months from the effective date of the Registration Statement.

    (c) Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

    7.3 Demand Registration.

    (a) At any time the Registrable Securities are outstanding, the Holders representing a "Majority" (as hereinafter defined) of the Registrable Securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Placement Agent and such Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Registrable Securities for nine (9) consecutive months by such Holders.

    (b) The Company covenants and agrees to give written notice of any Demand Registration Request to all other registered Holders of Registrable Securities within ten (10) days from the date of the Company's receipt of any such Demand Registration Request. Such notice shall state that the holders have the right to have their Registrable Securities included in such Registration Statement; provided that they notify the Company in writing within ten (10) business days after receipt of such notice. After receiving notice from the Company as provided within Section 7.3(b), holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Section 7.3(a) hereof by notifying the Company of their decision to have such securities included within ten (10) business days of their receipt of the Company's notice.

    (c) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Registrable Securities within the time period specified in Section 7.4(a) hereof pursuant to the written notice specified in Section 7.3(a) of a Majority of the Holders of the Warrants and/or Warrant Securities, the Company agrees that upon the written notice of election of a Majority of the Holders of the Warrants and/or Warrant Securities it shall repurchase (i) any and all Warrant Securities at the higher of the Market Price per share of Common Stock on (x) the date of the notice sent pursuant to Section 7.3(a) or (y) the expiration of the period specified in Section 7.4(a) and (ii) any and all Warrants at such Market Price less the exercise prices of such Warrant. Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in Section 7.4(a) or (ii) the delivery of the written notice of election specified in this Section7.3(c).

    7.4 Covenants of the Company With Respect to Registration. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

    (a) In connection with any registration under Section 7.3 hereof, the Company shall file a registration statement as expeditiously as possible, but in any event no later than sixty (60) days following receipt of any demand therefor, shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder of Registrable Securities such number of prospectuses as shall reasonably be requested; provided, however, that the obligations under this
Section 7.4(a) are contingent upon the holders of the Registrable Securities otherwise complying with their obligations under this Agreement.

    (b) The Company shall pay all costs (excluding fees and expenses of Holder(s) counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section 7.4(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any or all incidental, special and consequential damages and damages due to loss of profit sustained by the Holder(s) requesting registration of their Warrant Securities.

    (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a registration statement, for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

    (d) The Company shall indemnify any holders of the Registrable
Securities to be sold pursuant to any registration statement and each person, if any, who controls such holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Placement Agent as provided by the Placement Agency Agreement dated May 18, 2000.

    (e) Any Holder of Registrable Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Paragraph 12 of the Placement Agency Agreement pursuant to which the Placement Agent has agreed to indemnify the Company.

    (f) Nothing contained in this Agreement shall be construed as requiring any holder to exercise its Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

    (g) The Company shall use its best efforts not to permit the inclusion of any securities other than the Registrable Securities to be included in any registration statement filed pursuant to Section 7.3 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 7.3 hereof, without the prior written consent of the Holders of the Registrable Securities representing a majority of such securities. In the event the Company is required to include securities other than the Registrable Securities in a registration statement filed under Section 7.3, the Holders shall be entitled to one additional right to demand the preparation and filing of a registration under Section 7.3

    (h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

    (i) The Company as soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Placement Agent, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

    (j) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and the managing underwriters copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

    (k) The Company shall enter into an underwriting agreement with the managing underwriters selected for such underwriting by Holders holding a Majority of the Warrant Securities requested to be included in such underwriting. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter.

    The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

    (1) For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants or Warrant Securities, shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Securities that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

    8. Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock), the resulting corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, as if the Holders were the owners of the Warrant Securities immediately prior to such consolidation or merger. This subsection shall similarly apply to successive consolidations or mergers.

    9. Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock, consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

    10. Stock Splits, Dividends and Other Distributions.

    (a)Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the number of shares of Common Stock comprising a Unit shall forthwith be proportionately increased in the case of subdivision or decreased in the-case of combination, and the exercise price shall be proportionately decreased in the case of subdivision or increased in the-case of combination.

    (b) Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 10.

    11. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

    Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

    12. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

    13. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Company's Common Stock may then be listed and/or quoted on the Nasdaq Stock Market.

    14. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

         (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

         (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

         (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property assets and business as an entirety shall be proposed; then, in any one or more of said events the Company shall give a written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

    15. Notices.

    All notices requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and received when delivered, or mailed by registered or certified mail, return receipt requested:

         (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

         (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

    16. Supplements and Amendments. The Company and the Placement Agent may from time to time supplement or amend this Agreement without the approval of any Holders of the Warrant and/or Warrant Securities (other than the Placement Agent) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Placement Agent may deem necessary or desirable and which the Company and the Placement Agent deem shall not adversely affect the interests of the Holders of Warrant Certificates.

    17. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

    18. Termination. This Agreement shall terminate at the close of business
on         , 2004.  Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised and all Unit Warrant and Warrant Shares have been resold to the public.

    19. Governing Law: Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

    The Company, and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in
Section 15 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Placement Agent and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

    20. Entire Agreement: Modification. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the holders of 60% of the Registrable Securities, the Placement Agent or the party against whom enforcement of the modification or amendment is sought.

    21. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or nonenforceability shall not affect any other provision of this Agreement.

    22. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

    23. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holders and any other registered Holder(s) of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Holder(s) of the Warrant Certificates or Warrant Securities.

    24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.
 [SEAL]                           SANGUINE CORPORATION



                                  By:
Attest:                                    Name:
                                 Title:

Secretary



                             LAIDLAW GLOBAL SECURITIES, INC.


                             By: __________________________
                                 Name:
                                 Title:

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                     EXERCISABLE ON OR BEFORE
             5:30 P.M., NEW YORK TIME,         , 2004

No. PAW-                                       _________ Warrants

                     UNIT WARRANT CERTIFICATE

    This Unit Warrant Certificate certifies that _________________, or registered assigns, is the registered holder of ______ Warrants to purchase initially, at any time from the date hereof until 5:30 p.m. New York time on
     , 2004 ("Expiration Date"), up to _____ Units of SANGUINE CORPORATION, a Nevada corporation (the "Company"), each Unit consisting of two fully-paid and non-assessable share of common stock, par value $.001 per share ("Common Stock") of the Company, and one Redeemable Common Stock Purchase Warrant of the Company, at the exercise price (the "Exercise Price") of $.001 per Unit upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of August 29, 2000 between the Company and LAIDLAW GLOBAL SECURITIES, INC., (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

    No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Placement Agent's Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

    The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants pursuant to the Placement Agent's Unit Purchase Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

    Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Placement Agent's Unit Warrant Purchase Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

    Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants.

    The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

    All terms used in this Warrant Certificate which are defined in the Placement Agent's Unit Warrant Purchase Agreement shall have the meanings assigned to them in the Placement Agent's Unit Warrant Purchase Agreement.

    IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of August 29, 2000

[SEAL]                       SANGUINE CORPORATION

Attest:
                             By
                                  Name:
                                  Title:

Secretary

                  [FORM OF ELECTION TO PURCHASE]



     The undersigned hereby irrevocably elects to exercise the right,
represented by this Warrant Certificate, to purchase            Units and
herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of SANGUINE
CORPORATION in the amount of $            , all in accordance with the terms
hereof.  The undersigned requests that a certificate for such securities be
registered in the name of                           whose address is
                                              and that such Certificate be
delivered to                             whose address is
                      .

Dated:

                         Signature
                         (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)




                         Insert Social Security or Other
                         Identifying Number of Holder)

                   [FORM OF NOTICE OF EXCHANGE]



     The undersigned hereby irrevocably elects to exchange the right, represented by this Warrant Certificate, to purchase _________ Units of
Warrant Securities effective on ___________ (Date of Exchange      ) all in
accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of
whose address is                                               and that such
Certificate be delivered to                             whose address is
                                     .

Dated:

                         Signature
                         (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)




                         Insert Social Security or Other
                         Identifying Number of Holder)

                         ASSIGNMENT FORM

The Holder hereby assigns and transfers unto

Name ______________________________________________________________
     (Please typewrite or print in block letters)

Address ___________________________________________________________
        ___________________________________________________________


the right to purchase Common Stock of _____________ represented by this Warrant to the extent of _______________ shares of Common Stock as to which such right is exercisable and does hereby irrevocably constitute and appoint ________________________________ Attorney, to transfer the same on the books of _____________ with full power of substitution in the premises.


Date: ___________________, 2000


                         ______________________________
                         Name of Registered Holder



                         ______________________________
                         Signature



                         ______________________________
                         Signature, if held jointly